Exhibit 99.1

Popular, Inc. Announces Fourth Quarter Financial Results

  Reports net income of $52.9 million for the quarter; from continuing operations net income of $43.8 million and adjusted net income of $80.8 million
  Net loss of $309.5 million for the year ended December 31, 2014; from continuing operations net loss of $186.5 million and adjusted net income of $304.8 million
  Adjusted net interest margin of 4.70% in Q4 2014 vs. 4.64% in Q3 2014
  Credit Quality (excluding covered loans):
    Non-performing loans held-in-portfolio (NPLs) increased slightly by $3.4 million, or 0.6% from Q3 2014; NPLs to loans ratio remained unchanged at 3.2% in Q4 2014;
    Net charge-offs (NCOs) were 1.04% of average loans held-in-portfolio vs. 0.83% in Q3 2014; NCOs increased by $9.7 million quarter over quarter;
    Allowance for loan losses of $519.7 million vs. $521.7 million in Q3 2014; Allowance for loan losses to loans held-in-portfolio at 2.68% vs. 2.69% in Q3 2014.
  Completed the sale of its California operations
  Common Equity Tier 1 ratio of 15.92% and Tangible Book Value per Share of $35.93 at December 31, 2014

SAN JUAN, Puerto Rico--(BUSINESS WIRE)--January 22, 2015--Popular, Inc. (the “Corporation” or “Popular”) (NASDAQ:BPOP) reported net income of $52.9 million for the quarter. Net income for continued operations of $43.8 million and adjusted net income of $80.8 million for the quarter ended December 31, 2014, compared to net income from continuing operations of $32.8 million and adjusted net income of $81.7 million for the quarter ended September 30, 2014.

Mr. Richard L. Carrión, Chairman of the Board and Chief Executive Officer, said, "While there were a number of significant transactions that impacted these results, we are satisfied that our top line remains strong and our credit metrics continue to head in the right direction in spite of the challenging economic conditions in our principal market. The sale of our California operations in the period caps a transformational year for the Corporation which included the restructuring of our US operations and the repayment of our TARP funds without issuing additional equity. We continue to focus on improving our operational and financial metrics and are well positioned for an eventual improvement in the Puerto Rico economy."

Earnings Highlights

(Unaudited)	Quarters ended			Years ended
(Dollars in thousands, except per share information)	31-Dec-14	30-Sep-14	31-Dec-13	31-Dec-14	31-Dec-13
Net interest income	$326,861	$326,421	$354,507	$945,072	$1,344,574
Provision for loan losses – non-covered loans	51,637	68,166	49,927	223,999	536,710
Provision (reversal of provision) for loan losses – covered loans [1]	(3,646)	12,463	8,907	46,135	69,396
Net interest income after provision for loan losses	278,870	245,792	295,673	674,938	738,468
FDIC loss share expense	(18,693)	(4,864)	(37,164)	(103,024)	(82,051)
Other non-interest income	128,588	129,194	222,440	496,070	873,064
Operating expenses	330,006	310,640	304,609	1,193,684	1,221,990
Income (loss) from continuing operations before income tax	58,759	59,482	176,340	(125,700)	307,491
Income tax expense (benefit)	14,995	26,667	25,162	60,802	(251,327)
Income (loss) from continuing operations	$43,764	$32,815	$151,178	$(186,502)	$558,818
Income (loss) from discontinued operations, net of tax	$9,086	$29,758	$11,853	$(122,980)	$40,509
Net income (loss)	$52,850	$62,573	$163,031	$(309,482)	$599,327
Net income (loss) applicable to common stock	$51,919	$61,643	$162,100	$(313,205)	$595,604
Net income (loss) per common share from continuing operations - Basic	$0.41	$0.31	$1.46	$(1.85)	$5.41
Net income (loss) per common share from continuing operations - Diluted	$0.41	$0.31	$1.46	$(1.85)	$5.39
Net income (loss) per common share from discontinued operations - Basic	$0.09	$0.29	$0.12	$(1.20)	$0.39
Net income (loss) per common share from discontinued operations - Diluted	$0.09	$0.29	$0.11	$(1.20)	$0.39

[1] Covered loans represent loans acquired in the Westernbank FDIC-assisted transaction that are covered under FDIC loss sharing agreements.

Significant events

  During the fourth quarter of 2014, the Corporation completed the previously announced sale of its California regional operations, which resulted in a gain of $8.1 million, net of transaction costs.

The Corporation continues its strategy of relocating certain back office operations of BPNA to Puerto Rico and New York. The Corporation incurred $13.9 million in restructuring charges during the fourth quarter of 2014 and a total of $26.7 million during the year ended December 31, 2014. Additional restructuring charges amounting to approximately $22.0 million are expected to be incurred in the year 2015, comprised of $13.0 million in personnel related costs and $9.0 million in lease cancelations and other restructuring costs.

During the third quarter of 2014, the Corporation refinanced approximately $638 million in long term structured repos in the U.S. with a yield of 4.41% and replaced them with lower cost short term repos of a similar amount. As previously disclosed, the fees associated with the refinancing of these repos were $39.7 million, of which $20.7 million were recorded as interest expense during the third quarter of 2014, and approximately $19.0 million were recorded during the fourth quarter of 2014.

The decision to sell three of its U.S. regional operations resulted in the discontinuance of each of these respective operations. As required by US GAAP, current and prior periods presented in the consolidated statement of operations as well as financial information covering income and expense amounts presented in this earnings release has been retrospectively adjusted for the impact of the discontinued operations for comparative purposes. The consolidated statement of financial condition and related financial information for prior periods included in this earnings release do not reflect the reclassification of BPNA’s assets and liabilities to discontinued operations. Refer to Table P for a detail of the net loss, assets and liabilities from the discontinued operations. Also, refer to Table Q for details of the restructuring charges incurred during the quarter ended December 31, 2014.

	Quarter ended
(Unaudited)	31-Dec-14
(In thousands)	Actual Results (US GAAP)	BPNA Reorganization [2]	Other Adjustments	Adjusted Results (Non-GAAP)
Net interest income	$326,861	$(18,591)	$-	$345,452
Provision for loan losses – non-covered loans	51,637	878	-	50,759
Provision (reversal of provision) for loan losses – covered loans [1]	(3,646)	-	-	(3,646)
Net interest income (expense) after provision for loan losses	278,870	(19,469)	-	298,339
Net gain (loss) on sale of loans, including valuation adjustments on loans held-for-sale	10,946	1,684	-	9,262
FDIC loss share expense	(18,693)	-	-	(18,693)
Other non-interest income	117,642	-	-	117,642
Personnel costs	110,736	-	2,974[3]	107,762
Net occupancy expenses	23,877		1,895[4]	21,982
Loss on early extinguishment of debt	532	532	-	-
Restructuring costs	13,861	13,861	-	-
Other operating expenses	181,000	-	-	181,000
Income (loss) from continuing operations before income tax	58,759	(32,178)	(4,869)	95,806
Income tax expense	14,995	-	-	14,995
Income (loss) from continuing operations	$43,764	$(32,178)	$(4,869)	$80,811

[1] Covered loans represent loans acquired in the Westernbank FDIC-assisted transaction that are covered under FDIC loss sharing agreements.
[2] Includes loss on the refinancing of structured repos for $18.6 million recorded as interest expense, impact on provision for loan losses related to NPL sales of $878 thousand, gain on bulk sales of NPLs of $1.7 million and restructuring cost of $13.9 million.
[3] Represents the impact of the compensation package granted upon separation of an officer of the Corporation equal to approximately $3.0 million.
[4] Represents the net loss on the early cancellation of a lease at BPNA of $1.9 million.

	Quarter ended
(Unaudited)	30-Sep-14
(In thousands)	Actual Results (US GAAP)	BPNA Reorganization [2]	Income Tax Adjustments [3]	Indemnification Asset Adjustment [4]	Adjusted Results (Non-GAAP)
Net interest (expense) income	$326,421	$(20,663)	$-	$-	$347,084
Provision for loan losses – non-covered loans	68,166	11,950	-	-	56,216
Provision for loan losses – covered loans [1]	12,463	-	-	-	12,463
Net interest (expense) income after provision for loan losses	245,792	(32,613)	-	-	278,405
Net gain (loss) on sale of loans, including valuation adjustments on loans held-for-sale	15,593	-	-	-	15,593
FDIC loss share expense	(4,864)	-	-	15,046	(19,910)
Other non-interest income	113,601	-	-	-	113,601
Personnel costs	104,542	-			104,542
Net occupancy expenses	21,203	-			21,203
Loss on early extinguishment of debt	-	-	-	-	-
Restructuring costs	8,290	8,290	-	-	-
Other operating expenses	176,605	-	-	-	176,605
Income (loss) from continuing operations before income tax	59,482	(40,903)	-	15,046	85,339
Income tax (benefit) expense	26,667	-	20,048	3,009	3,610
Income (loss) from continuing operations	$32,815	$(40,903)	$(20,048)	$12,037	$81,729

[1] Covered loans represent loans acquired in the Westernbank FDIC-assisted transaction that are covered under FDIC loss sharing agreements.
[2] Includes losses on bulk sales and reclassifications to loans held-for-sale of classified and legacy loans for an aggregated net loss $12.0 million, loss on the refinancing of structured repos for $20.7 million recorded as interest expense and restructuring cost of $8.3 million.
[3] On July 1, 2014, the Government of Puerto Rico approved an amendment to the Internal Revenue Code, which, among other things, changed the income tax rate for capital gains from 15% to 20%. As a result, the Corporation recognized an income tax expense of $20.0 million, mainly related to the deferred tax liability associated with the portfolio acquired from Westernbank.
[4] The FDIC indemnity asset amortization included a positive adjustment of $15.0 million to reverse the impact of accelerated amortization expense recorded in prior periods.

	Quarters ended
(Unaudited)	Adjusted Results Non-GAAP
(In thousands)	31-Dec-14	30-Sep-14	Variance
Net interest income	$345,452	$347,084	$(1,632)
Provision for loan losses – non-covered loans	50,759	56,216	(5,457)
Provision (reversal of provision) for loan losses – covered loans [1]	(3,646)	12,463	(16,109)
Net interest income after provision for loan losses	298,339	278,405	19,934
Net gain (loss) on sale of loans, including valuation adjustments on loans held-for-sale	9,262	15,593	(6,331)
FDIC loss share expense	(18,693)	(19,910)	1,217
Other non-interest income	117,642	113,601	4,041
Personnel costs	107,762	104,542	3,220
Net occupancy expenses	21,982	21,203	779
Loss on early extinguishment of debt	-	-	-
Restructuring costs	-	-	-
Other operating expenses	181,000	176,605	4,395
Income from continuing operations before income tax	95,806	85,339	10,467
Income tax expense	14,995	3,610	11,385
Income from continuing operations	$80,811	$81,729	$(918)

[1] Covered loans represent loans acquired in the Westernbank FDIC-assisted transaction that are covered under FDIC loss sharing agreements.

Net interest income

For the quarter ended December 31, 2014, the Corporation had a net interest income of $326.9 million. Excluding the impact of the $18.6 million expense related to the refinancing of structured repos, the adjusted net interest income was $345.5 million compared to an adjusted net interest income of $347.1 million for the previous quarter. Net interest margin was 4.45% for the fourth quarter of 2014. The adjusted net interest margin was 4.70%, compared to an adjusted net interest margin of 4.64% for the third quarter of 2014. While net interest income decreased $1.6 million, the net interest margin reflects an increase of six basis points. The increase in net interest margin is mainly related to:

  Cost of total borrowings decreased by twenty six basis points mainly driven by the refinancing of $638 million in structured repos at a 4.41% rate to short term, lower cost repos at the end of the third quarter of 2014.
  An increase of twelve basis points in commercial loans yield, mainly in the Puerto Rico operations due to originations of higher yielding assets during the fourth quarter.
  Interest bearing deposits costs dropped by two basis points coupled with a lower volume of interest bearing deposits and a higher volume of non interest bearing deposits.

These positive variances in net interest margin were offset in part by:

  A decrease in volume and yield of the covered loans portfolio, mainly driven by the portfolio amortization, loan resolutions and the impact of the quarterly recast process. Refer to Table O for schedule of the accretable yield for covered loans accounted for under ASC 310-30.

BPPR’s net interest margin was 5.15%, a decrease of ten basis points from the previous quarter. Net interest income amounted to $311.2 million for the quarter ended December 31, 2014, compared with $315.7 million for the previous quarter. The decrease in the net interest income was mainly due to the above mentioned decrease in interest income from covered loans and lower interest income from investment securities, partially offset by higher income from commercial loans.

BPNA earned $31.2 million in net interest income for the quarter ended December 31, 2014. Excluding the impact of the structured repos refinancing, the net interest income was $49.8 million, compared with an adjusted net interest income of $47.1 million in the previous quarter. The net interest margin was 2.40% for the quarter. The adjusted net interest margin, excluding the impact of the structured repos refinancing, for the quarter was 3.82%, compared to an adjusted net interest margin of 3.23% in the previous quarter. The increase in net interest income was mostly the result of a lower cost of borrowings due to the refinancing of structured repos, discussed above, partially offset by lower income from investment securities.

Non-interest income

Non-interest income was $109.9 million for the fourth quarter of 2014, a decrease of $14.4 million when compared with the third quarter. Excluding the $1.7 million impact of the gain on bulk sales of NPLs during the fourth quarter as part of the BPNA reorganization, and the effect of the FDIC indemnity asset amortization adjustment of $15.0 million during the third quarter, non-interest income decreased by $1.1 million when compared to the third quarter of 2014, driven primarily by the following:

  Lower service charges on deposit accounts by $1.1 million mostly at BPPR due to lower volume on Public Sector accounts.
  Lower mortgage banking activities income by $5.7 million mainly due to higher unfavorable valuation adjustments on mortgage servicing rights of $3.7 million at the BPPR segment. Refer to Table F for additional details on mortgage banking activities.
  Lower net gain on sale of loans, including valuation adjustments on loans held-for-sale by $6.3 million due to lower commercial NPLs sales, as part of workout activities.

These negative variances were partially offset by:

  Higher other service fees by $6.3 million mostly due to higher contingent insurance commission revenues, which are realized during the fourth quarter. Refer to Table F for a breakdown of other service fees.
  Positive variance in net gains/(losses) on investment securities by $2.7 million mainly due to the third quarter loss of $1.8 million related to the sale of $94.2 million in available-for-sale securities at BPNA.
  Lower provision for loans sold with credit recourse by $2.7 million.
  Lower FDIC loss-share expense by $1.2 million, driven by lower amortization of the FDIC indemnification asset by $13.6 million, and higher mirror accounting on reimbursable expenses by $3.2 million, offset by a negative variance in the mirror accounting on credit impairment losses of $13.2 million due to reserve releases and a negative variance in the change in fair value of the true up payment obligation of $3.9 million. See additional details about covered portfolio and FDIC indemnity asset in Table O.

Refer to Table B for further details.

Financial Impact of FDIC-Assisted Transaction

(Unaudited)	Quarters ended			Years ended
(In thousands)	31-Dec-14	30-Sep-14	31-Dec-13	31-Dec-14	31-Dec-13

Income Statement
Interest income on covered loans	$61,285	$68,251	$86,794	$293,609	$300,745
Total FDIC loss share expense	(18,693)	(4,864)	(37,164)	(103,024)	(82,051)
Other non-interest income	-	-	-	-	593
Provision for loan losses	(3,646)	12,463	8,907	46,135	69,396
Total revenues less provision for loan losses	$46,238	$50,924	$40,723	$144,450	$149,891

Balance Sheet
Loans covered under loss-sharing agreements with FDIC	$2,542,662	$2,654,263	$2,984,427
FDIC loss share asset	542,454	681,106	948,608
FDIC true-up payment obligation	129,304	126,473	127,513

See additional details on accounting for FDIC-Assisted transaction in Table O.

Operating expenses

Operating expenses increased by $19.4 million when compared with the third quarter. Excluding the impact of the significant events detailed in the Adjusted Results (Non-GAAP) tables above, operating expenses increased by $8.4 million compared to the third quarter of 2014, driven primarily by:

  Higher professional fees by $12.7 million, mainly at BPPR due to higher legal fees by $5.7 million mostly as a result of the FDIC arbitration proceedings and other corporate matters completed during the quarter, an increase in technology services by $3.9 million, an increase in consulting and other professional services by $1.9 million and an increase in collection expenses by $1.1 million.
  Higher personnel cost by $3.2 million, mainly due to salaries expense as a result of bonus and incentives compensation.
  Higher net occupancy expense by $0.8 million, mainly at BPNA due to increase in property taxes.

These increases were partially offset by:

  Lower other operating expenses by $7.8 million, mainly due to lower provision for unused commitments.
  Lower other operating taxes by $1.0 million, mainly due to lower personal property taxes at BPPR.

Non-personnel credit-related costs, which include collections, appraisals, credit related fees, and OREO expenses, amounted to $27.2 million for the fourth quarter of 2014, compared with $25.8 million for the third quarter of 2014. The increase was principally due to higher collections expenses at BPPR.

Full-time equivalent employees (“FTEs”), including discontinued operations, were 7,752 as of December 31, 2014, compared with 7,848 as of September 30, 2014, and 8,059 as of December 31, 2013.

For a breakdown of operating expenses by category refer to table B.

Income taxes

Income tax expense amounted to $15.0 million for the fourth quarter of 2014, compared to $26.7 million, or $3.6 million on an adjusted basis, for the previous quarter. The effective income tax rate for the fourth quarter of 2014, on an adjusted basis, was 16%. Refer to earnings highlights section above for a description of adjusted results.

On July 1, 2014, the Government of Puerto Rico approved an amendment to the Internal Revenue Code, which, among other things, changed the income tax rate for capital gains from 15% to 20%. As a result, the Corporation recognized an income tax expense of approximately $20.0 million during the third quarter of 2014, mainly related to the deferred tax liability associated with the portfolio acquired from Westernbank.

During the third quarter of 2014, the Corporation recorded a favorable adjustment of approximately $6.1 million in connection with filing its tax returns for the year 2013. Also, the Corporation reversed approximately $3.6 million of reserves for uncertain tax positions due to the expiration of the statute of limitations in the Puerto Rico operations. Excluding these adjustments, the adjusted income tax expense would have been $13.3 million, for an effective tax rate of approximately 16% on the adjusted pre-tax income.

Credit Quality

The following table presents non-performing assets information:

Non-Performing Assets

(Unaudited)
(In thousands)	31-Dec-14	30-Sep-14	31-Dec-13
Total non-performing loans held-in-portfolio, excluding covered loans	$625,338	$621,945	$597,948
Non-performing loans held-for-sale	18,899	19,728	1,092
Other real estate owned (“OREO”), excluding covered OREO	135,500	135,256	135,501
Total non-performing assets, excluding covered assets	779,737	776,929	734,541
Covered loans and OREO	148,099	166,533	197,388
Total non-performing assets	$927,836	$943,462	$931,929
Net charge-offs for the quarter (excluding covered loans)	$50,187	$40,469	$35,366

Ratios (excluding covered loans):
Non-covered loans held-in-portfolio (1)	$19,404,451	$19,359,216	$21,611,866
Non-performing loans held-in-portfolio to loans held-in-portfolio (1)	3.22%	3.21%	2.77%
Allowance for loan losses to loans held-in-portfolio	2.68	2.69	2.49
Allowance for loan losses to non-performing loans, excluding loans held-for-sale	83.11	83.88	90.05
[1] During the quarter ended June 30, 2014 approximately $1.8 billion in loans held-in-portfolio were reclassified to the discontinued operations, of which $48 thousand were in non-performing status as of September 30, 2014.

Refer to Table H for additional information.

Provision for Loan Losses

(Unaudited)	Quarters ended			Years ended
(In thousands)	31-Dec-14	30-Sep-14	31-Dec-13	31-Dec-14	31-Dec-13
Provision (reversal) for loan losses - non-covered loans:
BPPR	$52,206	$61,868	$62,658	$242,849	$547,886
BPNA	(569)	6,298	(12,731)	(18,850)	(11,176)
Total provision for loan losses - non-covered loans	51,637	68,166	49,927	223,999	536,710
Provision for loan losses - covered loans	(3,646)	12,463	8,907	46,135	69,396
Total provision for loan losses	$47,991	$80,629	$58,834	$270,134	$606,106

Credit Quality

The Corporation’s credit quality trends during the fourth quarter of 2014 were stable with the US regions exhibiting continued improvements and the Puerto Rico region remaining in line with the prior quarter. The BPNA segment continued to reflect strong performance led by the improved risk profile of its loan portfolios, further strengthened by the sale of certain non-performing and legacy assets. Notwithstanding, Puerto Rico’s fiscal and economic conditions continue to present a challenging operating environment.

The following presents credit quality performance for the fourth quarter of 2014 for the Corporation’s non-covered portfolios:

  Inflows of NPLs held-in-portfolio, excluding consumer loans, increased by $83.4 million, or 65.2%, from the previous quarter, primarily due to additions from the BPPR commercial portfolio, of which $75.0 million results from one particular public sector borrower.
  Non-performing loans held-in-portfolio increased slightly by $3.4 million, or 0.6%, during the quarter ended December 31, 2014, mainly driven by a $14.0 million increase in the BPPR segment, largely reflective of higher commercial inflows related to the aforementioned $75.0 million public sector borrower, offset by the return to accrual status of a previously disclosed $51.4 million addition during the first quarter of 2014. This increase was in part offset by a decline of $10.6 million in the BPNA segment, mostly related to commercial NPL resolutions and to the sale of certain mortgage non-performing loans as part of the ongoing US operations reorganization. At December 31, 2014, NPLs represented 3.2% of total loans held-in-portfolio, flat when compared to September 30, 2014.
  Net charge-offs, excluding write-downs, totaled $50.2 million, or an annualized 1.04% of average non-covered loans held-in-portfolio in the fourth quarter of 2014, compared to $40.5 million, or 0.83%, in the third quarter of 2014. The increase of $9.7 million was primarily driven by a $13.8 million increase in the BPPR segment, in part due to higher commercial recoveries during the third quarter of 2014. For the fourth quarter of 2014, total write-downs amounted to $3.4 million, of which $1.4 million resulted from the sale of approximately $28.2 million of U.S. non-performing and legacy bulk loan sales. Refer to Table J for further information on net charge-offs and related ratios.
  The allowance for loan losses remained essentially flat decreasing slightly by $2.0 million from the third quarter of 2014, prompted by a decline in the BPNA segment, primarily due to the aforementioned write-downs related to the sale of certain portfolios. The general and specific reserves related to non-covered loans totaled $379.6 million and $140.1 million, respectively, at quarter-end, compared with $389.7 million and $132.0 million, respectively, as of September 30, 2014. The ratio of the allowance for loan losses to loans held-in-portfolio stood at 2.68% in the fourth quarter of 2014, compared to 2.69% in the previous quarter.
  The ratio of the allowance for loan losses to NPLs held-in-portfolio stood at 83.1%, compared to 83.9% in the previous quarter.
  The provision for loan losses for the fourth quarter of 2014 totaled $51.6 million, decreasing by $16.5 million from the third quarter of 2014, due to reductions of $9.7 million and $6.9 million in the BPPR and the BPNA segments, respectively. The above mentioned write-downs of $3.4 million required a provision of $2.0 million, of which $0.9 million were associated with U.S. non-performing and legacy bulk loan sales.

Credit Quality by Segment

(Unaudited)
(In thousands)	Quarters ended
BPPR	31-Dec-14	30-Sep-14	31-Dec-13
Provision for loan losses	$52,206	$61,868	$62,658
Net charge-offs	52,523	38,682	35,256
Total non-performing loans held-in-portfolio, excluding covered loans	606,238	592,229	447,255
Allowance / non-covered loans held-in-portfolio	3.07%	3.09%	2.69%

	Quarters ended
BPNA	31-Dec-14	30-Sep-14	31-Dec-13
Provision for loan losses (reversal of provision) - Continuing operations	$(569)	$6,298	$(12,731)
Provision for loan losses (reversal of provision) - Discontinued operations	-	-	(2,198)
Net charge-offs (recoveries) - Continuing operations	(2,336)	1,787	(603)
Net charge-offs (recoveries) - Discontinued operations	-	-	713
Total non-performing loans held-in-portfolio	19,100	29,716	150,693
Allowance / non-covered loans held-in-portfolio	0.88%	0.91%	1.95%

BPPR Segment

  Inflows of NPLs held-in-portfolio, excluding consumer loans, increased by $83.0 million, or 70.0%, from the third quarter of 2014, mostly driven by higher commercial inflows of $88.7 million, primarily associated with the addition of a $75.0 million public sector borrower, as mortgage NPL inflows declined by $6.2 million from the previous quarter.
  Total non-performing loans held-in-portfolio increased by $14.0 million, or 2.4%, from the third quarter of 2014, mainly driven by higher commercial and mortgage NPLs of $12.8 million and $7.7 million, respectively, partially offset by a construction NPL decline of $5.3 million. As mentioned above, the commercial NPL increase was mainly driven by a $75.0 million public sector borrower, offset by the return to accrual status of the previously disclosed $51.4 million addition during the first quarter of 2014. At December 31, 2014, NPLs represented 3.8% of total loans held-in-portfolio, compared to 3.7% in the third quarter.
  Net charge-offs were $52.5 million, increasing by $13.8 million from the third quarter of 2014, primarily reflecting higher commercial NCOs of $12.9 million. The uptick in commercial net charge-offs derived from an increase in charge-offs of $8.0 million primarily related to a discounted pay-off transaction, and from higher recoveries of $4.9 million during the third quarter of 2014. The ratio of net charge-offs to average loans held-in-portfolio increased to 1.33% on an annualized basis from 0.98% in the previous quarter.
  The allowance for loan losses remained flat at $489.1 million, or 3.1%, as a percentage of loans held-in-portfolio. The ratio of the allowance for loan losses to NPLs held-in-portfolio stood at 80.7%, compared to 82.6% in the previous quarter.
  The provision for loan losses for the fourth quarter of 2014 amounted to $52.2 million, or 99% of net charge offs, decreasing by $9.7 million from the previous quarter. This decrease was predominantly driven by a higher quarter over quarter reserve increase during the third quarter of 2014, combined with the aforementioned NCO activity.

BPNA Segment

  Total NPLs held-in-portfolio decreased by $10.6 million, or 35.7%, from the third quarter of 2014. This decrease was primarily driven by a reduction in commercial and legacy NPLs of $5.6 million and $4.1 million, respectively, mainly as a result of loan resolutions. Mortgage NPLs decreased by $2.4 million, mainly as a result of the previously mentioned non-performing bulk loan sales. At December 31, 2014, NPLs represented 0.55% of total loans held-in-portfolio, compared to 0.84% in the third quarter.
  Excluding the $3.4 million write-downs of which $1.4 million were related to US non-performing and legacy assets, net charge-offs (recoveries) amounted to recoveries of $2.3 million, decreasing by $4.1 million from the previous quarter of 2014. The ratio of net charge-offs to average loans held-in-portfolio was a recovery of 27 basis points on an annualized basis, compared to 19 basis points in the previous quarter.
  The allowance for loan losses decreased by $1.7 million to $30.6 million from the third quarter of 2014, mainly due to the write-down related to the loans sold. The allowance for loan losses as a percentage of loans held-in-portfolio decreased to 0.88% from 0.91% in the previous quarter, reflective of the low risk profile of the portfolios. The ratio of allowance for loan losses to NPLs held-in-portfolio stood at 160.1%, compared to 108.5% in the previous quarter.
  The provision for loan losses in the fourth quarter of 2014 amounted to a provision release of approximately $0.6 million, decreasing by $6.9 million from the previous quarter. The above mentioned write-downs required a provision of $2.0 million of which $0.9 million were associated with U.S. non-performing and legacy bulk loan sales, compared to $12 million in the previous quarter.

Financial Condition Highlights

(Unaudited)
(In thousands)	31-Dec-14	30-Sep-14	31-Dec-13
Money market, trading and investment securities	$7,475,232	$7,200,291	$6,815,244
Loans not covered under loss sharing agreements with the FDIC	19,404,451	19,359,216	21,611,866
Loans covered under loss sharing agreements with the FDIC	2,542,662	2,654,263	2,984,427
Assets from discontinued operations	-	1,129,053	-
Total assets	33,094,172	34,099,095	35,749,333
Deposits	24,807,535	24,466,105	26,711,145
Borrowings	3,004,685	3,375,485	3,645,246
Liabilities from discontinued operations	5,064	1,106,762	-
Total liabilities	28,822,782	29,800,703	31,123,183
Stockholders’ equity	4,271,390	4,298,392	4,626,150

Total assets decreased by $1.0 billion from the third quarter of 2014, driven by:

  A decrease of $1.1 billion in assets from discontinued operations as the Corporation completed the sale of the California regional operations. Refer to Table P.
  A decrease of $412.6 million in investment securities available for sale, of which $271.3 million was at BPNA mainly from CMO’s and MBS, while BPPR decreased $138.3 million mainly from $234.8 million in US government securities, which was partially offset by an increase of $107.3 million in US treasury securities.
  A decrease of $138.7 million in FDIC loss share asset mainly due to collections and the amortization of the asset, as detailed in Table O.
  A decrease of $71.9 million in loans held for sale, mainly at BPNA driven by bulk sales of loans as part of its reorganization strategy.
  A decrease of $111.6 million in covered loans held-in-portfolio due to the normal run-off of the portfolio.
  A decrease of $20.9 million in other real estate due to the resolution non-performing assets.

These decreases were partially offset by:

  An increase in money market investments of $703.3 million, mainly due to lower trading activities on investment securities available for sale, as discussed above.

Total liabilities decreased by $1.0 billion from the third quarter of 2014, driven by:

  A decrease of $1.1 billion in liabilities from discontinued operations as the corporation completed the sale of the California regional operations. Refer to Table P.
  A decrease of $379.1 million in federal funds purchased and assets sold under agreements to repurchase due to a decrease of $479.0 million in repos mainly at BPNA, offset by an increase at BPPR of $100.0 million in federal funds purchased.

These decreases were partially offset by:

  An increase of $341.4 million in total deposits, mainly due to an increase of $324.0 million in time deposits and an increase of $279.8 million in demand deposits due to deposits in trust received at BPPR for the payment of debt instruments on behalf of the local government, which was partially offset by a decrease of $331.5 million in brokered deposits. Refer to Table G for the composition of deposits.
  An increase in other liabilities of $153.1 million driven by an increase of approximately $120.7 million in the minimum pension liability due to adjustments to the mortality table and the impact of using a lower discount rate.

Stockholders’ equity decreased by $27.0 million from the third quarter of 2014, mainly as a result of an increase of $79.8 million in accumulated other comprehensive loss, which was partially offset by net income for the quarter of $52.9 million. The other comprehensive loss includes an increase of approximately $103.0 million in the adjustment of pension and post retirement plans, net of tax, which was partially offset by an increase in unrealized gains from securities available for sale of $25.3 million. Refer to Table A for capital ratios.

The following table presents the preliminary regulatory capital ratios based on the current Basel I regulatory capital framework and under the Basel III Transitional Capital Rules for non-advanced approach banking organizations in effect as of January 1, 2015.

Ratios as of December 31, 2014	Basel I	Basel III	Variance
Tier 1 risk-based capital	18.17%	16.90%	(1.27)%
Total risk-based capital	19.45%	19.58%	0.13%
Tier 1 leverage	11.96%	11.78%	(0.18)%
Common equity tier 1 ratio	15.92%	16.51%	0.59%

The reduction of 127 basis points in Tier 1 risk-based capital under Basel III relates mainly to the impact of the phase-out provisions of the New Capital Rules on the Corporation’s $427 million in trust preferred securities. Under Basel III, only 25% of the outstanding balance of these securities is allowed as Tier 1, with the remaining balance included in Total risk-based capital.

Refer to Table C for the Statements of Financial Condition.

Forward-Looking Statements

The information included in this news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve certain risks and uncertainties that may cause actual results to differ materially from those expressed in forward-looking statements. Factors that might cause such a difference include, but are not limited to (i) the rate of growth in the economy and employment levels, as well as general business and economic conditions; (ii) changes in interest rates, as well as the magnitude of such changes; (iii) the fiscal and monetary policies of the federal government and its agencies; (iv) changes in federal bank regulatory and supervisory policies, including required levels of capital and the impact of proposed capital standards on our capital ratios; (v) the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on our businesses, business practices and cost of operations; (vi) regulatory approvals that may be necessary to undertake certain actions or consummate strategic transactions such as acquisitions and dispositions; (vii) the relative strength or weakness of the consumer and commercial credit sectors and of the real estate markets in Puerto Rico and the other markets in which borrowers are located; (viii) the performance of the stock and bond markets; (ix) competition in the financial services industry; (x) additional Federal Deposit Insurance Corporation assessments; and (xi) possible legislative, tax or regulatory changes. For a discussion of such factors and certain risks and uncertainties to which the Corporation is subject, see the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2013, as well as its filings with the U.S. Securities and Exchange Commission. Other than to the extent required by applicable law, including the requirements of applicable securities laws, the Corporation assumes no obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

Founded in 1893, Popular, Inc. is the leading banking institution by both assets and deposits in Puerto Rico and ranks among the top 50 U.S. banks by assets. In the United States, Popular has established a community-banking franchise providing a broad range of financial services and products with branches in New York, New Jersey and Florida.

An electronic version of this press release can be found at the Corporation’s website: www.popular.com.

Popular will hold a conference call to discuss the financial results today Thursday, January 22, 2015, at 10:00 a.m. Eastern Standard Time. The call will be broadcast live over the Internet and can be accessed through the investor relations section of the Corporation’s website: www.popular.com.

Listeners are recommended to go to the website at least 15 minutes prior to the call to download and install any necessary audio software. The call may also be accessed through a dial-in telephone number 1-866-235-1201 or 1-412-902-4127.

A replay of the webcast will be archived in Popular’s website. A telephone replay will be available one hour after the end of the conference call through Friday, January 30, 2015. The replay dial in is 1-877-344-7529 or 1-412-317-0088. The replay passcode is 10058189.

Popular, Inc.
Financial Supplement to Fourth Quarter 2014 Earnings Release

Table A - Selected Ratios and Other Information

Table B - Consolidated Statement of Operations

Table C - Consolidated Statement of Financial Condition

Table D - Consolidated Average Balances and Yield / Rate Analysis - QUARTER

Table E - Consolidated Average Balances and Yield / Rate Analysis - YEAR-TO-DATE

Table F - Mortgage Banking Activities and Other Service Fees

Table G - Loans and Deposits

Table H - Non-Performing Assets

Table I - Activity in Non-Performing Loans

Table J - Allowance for Credit Losses, Net Charge-offs and Related Ratios

Table K - Allowance for Loan Losses - Breakdown of General and Specific Reserves - CONSOLIDATED

Table L - Allowance for Loan Losses - Breakdown of General and Specific Reserves - PUERTO RICO OPERATIONS

Table M - Allowance for Loan Losses - Breakdown of General and Specific Reserves - U.S. MAINLAND OPERATIONS

Table N - Reconciliation to GAAP Financial Measures

Table O - Financial Information - Westernbank Covered Loans

Table P - Financial Information from Discontinued Operations

Table Q - Restructuring Charges

Table R - Adjusted Consolidated Statement of Operations for the Year Ended December 31, 2014 (Non-GAAP)

POPULAR, INC.
Financial Supplement to Fourth Quarter 2014 Earnings Release
Table A - Selected Ratios and Other Information
(Unaudited)

	Quarters ended			Years ended
	31-Dec-14	30-Sep-14	31-Dec-13	31-Dec-14	31-Dec-13
Basic EPS from continuing operations	$0.41	$0.31	$1.46	$(1.85)	$5.41
Basic EPS from discontinued operations	$0.09	$0.29	$0.12	$(1.20)	$0.39
Total Basic EPS	$0.50	$0.60	$1.58	$(3.05)	$5.80
Diluted EPS from continuing operations	$0.41	$0.31	$1.46	$(1.85)	$5.39
Diluted EPS from discontinued operations	$0.09	$0.29	$0.11	$(1.20)	$0.39
Total Diluted EPS	$0.50	$0.60	$1.57	$(3.05)	$5.78
Average common shares outstanding	102,859,416	102,953,328	102,774,144	102,848,792	102,693,685
Average common shares outstanding - assuming dilution	103,166,349	103,152,916	103,081,417	102,848,792	103,061,475
Common shares outstanding at end of period	103,476,847	103,448,206	103,397,699	103,476,847	103,397,699
Market value per common share	$34.05	$29.44	$28.73	$34.05	$28.73
Market capitalization - (In millions)	$3,523	$3,046	$2,971	$3,523	$2,971
Return on average assets	0.63%	0.71%	1.79%	(0.88)%	1.65%
Return on average common equity	4.78%	5.75%	14.59%	(6.95)%	14.43%
Net interest margin [2]	4.70%	4.64%	4.75%	4.67%	4.52%
Common equity per share	$40.79	$41.07	$44.26	$40.79	$44.26
Tangible common book value per common share (non-GAAP) [1]	$35.93	$36.24	$37.56	$35.93	$37.56
Tangible common equity to tangible assets (non-GAAP) [1]	11.41%	11.16%	11.08%	11.41%	11.08%
Tier 1 risk-based capital [3]	18.17%	16.86%	19.15%	18.17%	19.15%
Total risk-based capital [3]	19.45%	18.14%	20.42%	19.45%	20.42%
Tier 1 leverage [3]	11.96%	11.14%	12.85%	11.96%	12.85%
Tier 1 common equity to risk-weighted assets (non-GAAP) [1] [3]	15.92%	14.74%	14.83%	15.92%	14.83%

[1] Refer to Table N for Non-GAAP reconciliations.
[2] Not on a taxable equivalent basis. For the quarter ended December 31, 2014 and September 30, 2014, excludes the impact of $18.6 million and $20.7 million fees, respectively, related to repos refinancing. US GAAP Net interest margin was 4.45% for the fourth quarter, compared to 4.36% for the previous quarter. For the year ended December 31, 2014, excludes the impact of $39.2 million and $414.1 million, respectively, related to repos refinancing and the accelerated amortization of the TARP discount. The US GAAP Net interest margin was 3.16% for the year ended December 31, 2014. Refer to Tables D & E for reconciliation.
[3] Capital ratios for the current quarter are preliminary.

POPULAR, INC.
Financial Supplement to Fourth Quarter 2014 Earnings Release
Table B - Consolidated Statement of Operations
(Unaudited)

	Quarters ended		Variance	Quarter ended	Variance	Years ended
(In thousands, except per share information)	31-Dec-14	30-Sep-14	Q4 2014 vs. Q3 2014	31-Dec-13	Q4 2014 vs. Q4 2013	31-Dec-14	31-Dec-13
Interest income:
Loans	$357,570	$362,592	$(5,022)	$384,015	$(26,445)	$1,478,750	$1,481,096
Money market investments	1,113	1,007	106	832	281	4,224	3,464
Investment securities	30,361	33,154	(2,793)	34,317	(3,956)	132,631	141,807
Trading account securities	2,891	4,446	(1,555)	5,361	(2,470)	17,938	21,573
Total interest income	391,935	401,199	(9,264)	424,525	(32,590)	1,633,543	1,647,940
Interest expense:
Deposits	25,473	26,533	(1,060)	28,681	(3,208)	105,087	124,857
Short-term borrowings	20,489	28,955	(8,466)	9,319	11,170	67,376	38,430
Long-term debt	19,112	19,290	(178)	32,018	(12,906)	516,008	140,079
Total interest expense	65,074	74,778	(9,704)	70,018	(4,944)	688,471	303,366
Net interest income (expense)	326,861	326,421	440	354,507	(27,646)	945,072	1,344,574
Provision for loan losses - non-covered loans	51,637	68,166	(16,529)	49,927	1,710	223,999	536,710
Provision (recovery of provision) for loan losses - covered loans	(3,646)	12,463	(16,109)	8,907	(12,553)	46,135	69,396
Net interest income (expense) after provision for loan losses	278,870	245,792	33,078	295,673	(16,803)	674,938	738,468
Service charges on deposit accounts	39,456	40,585	(1,129)	39,814	(358)	158,637	162,870
Other service fees	61,140	54,839	6,301	60,087	1,053	225,265	229,351
Mortgage banking activities	8,747	14,402	(5,655)	14,387	(5,640)	30,615	71,657
Net (loss) gain and valuation adjustments on investment securities	893	(1,763)	2,656	2,110	(1,217)	(870)	7,966
Trading account profit (loss)	586	740	(154)	(1,547)	2,133	4,358	(13,483)
Net gain (loss) on sale of loans, including valuation adjustments on loans held-for-sale	10,946	15,593	(4,647)	3,346	7,600	40,591	(52,708)
Adjustments (expense) to indemnity reserves on loans sold	(6,817)	(9,480)	2,663	(6,892)	75	(34,098)	(37,054)
FDIC loss share (expense) income	(18,693)	(4,864)	(13,829)	(37,164)	18,471	(103,024)	(82,051)
Other operating income	13,637	14,278	(641)	111,135	(97,498)	71,572	504,465
Total non-interest income	109,895	124,330	(14,435)	185,276	(75,381)	393,046	791,013
Operating expenses:
Personnel costs
Salaries	71,899	71,166	733	69,391	2,508	281,252	276,072
Commissions, incentives and other bonuses	18,439	14,738	3,701	13,523	4,916	59,138	57,060
Pension, postretirement and medical insurance	6,901	9,282	(2,381)	13,138	(6,237)	32,416	55,106
Other personnel costs, including payroll taxes	13,497	9,356	4,141	10,353	3,144	45,873	40,459
Total personnel costs	110,736	104,542	6,194	106,405	4,331	418,679	428,697
Net occupancy expenses	23,877	21,203	2,674	23,714	163	86,707	86,651
Equipment expenses	13,091	12,370	721	11,536	1,555	48,917	46,028
Other taxes	14,343	15,369	(1,026)	13,595	748	56,918	58,028
Professional fees	80,383	67,649	12,734	74,138	6,245	282,055	278,127
Communications	6,119	6,455	(336)	6,149	(30)	25,684	25,385
Business promotion	13,530	13,062	468	16,702	(3,172)	54,016	59,453
FDIC deposit insurance	9,338	9,511	(173)	14,672	(5,334)	40,307	56,728
Loss on early extinguishment of debt	532	-	532	-	532	532	3,388
Other real estate owned (OREO) expenses	20,016	19,745	271	9,502	10,514	49,611	79,658
Credit and debit card processing, volume, interchange and other expenses	5,093	5,659	(566)	5,284	(191)	21,588	19,901
Other operating expenses	17,004	24,759	(7,755)	20,910	(3,906)	73,785	71,975
Amortization of intangibles	2,083	2,026	57	2,002	81	8,160	7,971
Restructuring costs	13,861	8,290	5,571	-	13,861	26,725	-
Total operating expenses	330,006	310,640	19,366	304,609	25,397	1,193,684	1,221,990
Income (loss) from continuing operations before income tax	58,759	59,482	(723)	176,340	(117,581)	(125,700)	307,491
Income tax expense (benefit)	14,995	26,667	(11,672)	25,162	(10,167)	60,802	(251,327)
Income (loss) from continuing operations	43,764	32,815	10,949	151,178	(107,414)	(186,502)	558,818
Income (loss) from discontinued operations, net of tax	9,086	29,758	(20,672)	11,853	(2,767)	(122,980)	40,509
Net income (loss)	$52,850	$62,573	$(9,723)	$163,031	$(110,181)	$(309,482)	$599,327
Net income (loss) applicable to common stock	$51,919	$61,643	$(9,724)	$162,100	$(110,181)	$(313,205)	$595,604
Net income (loss) per common share - basic:
Net income (loss) from continuing operations	$0.41	$0.31	$0.10	$1.46	$(1.05)	$(1.85)	$5.41
Net income (loss) from discontinued operations	$0.09	$0.29	$(0.20)	$0.12	$(0.03)	$(1.20)	$0.39
Net income (loss) per common share - basic	$0.50	$0.60	$(0.10)	$1.58	$(1.08)	$(3.05)	$5.80
Net income (loss) per common share - diluted:
Net income (loss) from continuing operations	$0.41	$0.31	$0.10	$1.46	$(1.05)	$(1.85)	$5.39
Net income (loss) from discontinued operations	$0.09	$0.29	$(0.20)	$0.11	$(0.02)	$(1.20)	$0.39
Net income (loss) per common share - diluted	$0.50	$0.60	$(0.10)	$1.57	$(1.07)	$(3.05)	$5.78

Popular, Inc.
Financial Supplement to Fourth Quarter 2014 Earnings Release
Table C - Consolidated Statement of Financial Condition
(Unaudited)

				Variance
				Q4 2014 vs.
(In thousands)	31-Dec-14	30-Sep-14	31-Dec-13	Q3 2014
Assets:
Cash and due from banks	$447,011	$321,914	$423,211	$125,097
Money market investments	1,756,470	1,053,121	858,453	703,349
Trading account securities, at fair value	138,527	145,343	339,743	(6,816)
Investment securities available-for-sale, at fair value	5,315,159	5,727,766	5,294,800	(412,607)
Investment securities held-to-maturity, at amortized cost	103,170	112,893	140,496	(9,723)
Other investment securities, at lower of cost or realizable value	161,906	161,168	181,752	738
Loans held-for-sale, at lower of cost or fair value	106,104	178,008	110,426	(71,904)
Loans held-in-portfolio:
Loans not covered under loss sharing agreements with the FDIC	19,498,286	19,450,677	21,704,010	47,609
Loans covered under loss sharing agreements with the FDIC	2,542,662	2,654,263	2,984,427	(111,601)
Less: Unearned income	93,835	91,461	92,144	2,374
Allowance for loan losses	601,792	611,375	640,555	(9,583)
Total loans held-in-portfolio, net	21,345,321	21,402,104	23,955,738	(56,783)
FDIC loss share asset	542,454	681,106	948,608	(138,652)
Premises and equipment, net	494,581	497,111	519,516	(2,530)
Other real estate not covered under loss sharing agreements with the FDIC	135,500	135,256	135,501	244
Other real estate covered under loss sharing agreements with the FDIC	130,266	151,382	168,007	(21,116)
Accrued income receivable	121,818	116,746	131,536	5,072
Mortgage servicing assets, at fair value	148,694	152,282	161,099	(3,588)
Other assets	1,643,920	1,634,819	1,687,558	9,101
Goodwill	465,676	461,246	647,757	4,430
Other intangible assets	37,595	37,777	45,132	(182)
Assets from discontinued operations	-	1,129,053	-	(1,129,053)
Total assets	$33,094,172	$34,099,095	$35,749,333	$(1,004,923)
Liabilities and Stockholders’ Equity:
Liabilities:
Deposits:
Non-interest bearing	$5,783,748	$5,521,415	$5,922,682	$262,333
Interest bearing	19,023,787	18,944,690	20,788,463	79,097
Total deposits	24,807,535	24,466,105	26,711,145	341,430
Federal funds purchased and assets sold under agreements to repurchase	1,271,657	1,650,712	1,659,292	(379,055)
Other short-term borrowings	21,200	1,200	401,200	20,000
Notes payable	1,711,828	1,723,573	1,584,754	(11,745)
Other liabilities	1,005,498	852,351	766,792	153,147
Liabilities from discontinued operations	5,064	1,106,762	-	(1,101,698)
Total liabilities	28,822,782	29,800,703	31,123,183	(977,921)
Stockholders’ equity:
Preferred stock	50,160	50,160	50,160	-
Common stock	1,036	1,036	1,034	-
Surplus	4,196,458	4,171,890	4,170,152	24,568
Retained earnings	257,725	229,306	594,430	28,419
Treasury stock	(4,117)	(3,933)	(881)	(184)
Accumulated other comprehensive loss	(229,872)	(150,067)	(188,745)	(79,805)
Total stockholders’ equity	4,271,390	4,298,392	4,626,150	(27,002)
Total liabilities and stockholders’ equity	$33,094,172	$34,099,095	$35,749,333	$(1,004,923)

Popular, Inc.
Financial Supplement to Fourth Quarter 2014 Earnings Release
Table D - Consolidated Average Balances and Yield / Rate Analysis - QUARTER
(Unaudited)

	Quarter ended			Quarter ended			Quarter ended			Variance			Variance
	31-Dec-14			30-Sep-14			31-Dec-13			Q4 2014 vs. Q3 2014			Q4 2014 vs. Q4 2013
($ amounts in millions; yields not on a taxable equivalent basis)	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate
Assets:
Interest earning assets:
Money market, trading and investment securities	$7,220	$34.4	1.90%	$7,501	$38.6	2.06%	$7,038	$40.5	2.30%	($281)	($4.2)	(0.16)%	$182	($6.1)	(0.40)%
Loans not covered under loss sharing agreements with the FDIC:
Commercial	8,219	101.9	4.92	8,239	99.6	4.80	8,356	100.7	4.78	(20)	2.3	0.12	(137)	1.2	0.14
Construction	233	3.8	6.41	201	2.5	4.86	285	4.4	6.15	32	1.3	1.55	(52)	(0.6)	0.26
Mortgage	6,538	84.1	5.15	6,646	84.0	5.05	6,688	87.1	5.21	(108)	0.1	0.10	(150)	(3.0)	(0.06)
Consumer	3,884	96.6	9.86	3,905	98.4	10.00	3,742	94.5	10.02	(21)	(1.8)	(0.14)	142	2.1	(0.16)
Lease financing	555	9.9	7.11	545	9.8	7.20	538	10.5	7.79	10	0.1	(0.09)	17	(0.6)	(0.68)
Total loans not covered under loss sharing agreements with the FDIC	19,429	296.3	6.07	19,536	294.3	5.99	19,609	297.2	6.03	(107)	2.0	0.08	(180)	(0.9)	0.04
Loans covered under loss sharing agreements with the FDIC	2,615	61.3	9.31	2,727	68.3	9.95	3,017	86.8	11.43	(112)	(7.0)	(0.64)	(402)	(25.5)	(2.12)
Total loans	22,044	357.6	6.45	22,263	362.6	6.48	22,626	384.0	6.75	(219)	(5.0)	(0.03)	(582)	(26.4)	(0.30)
Total interest earning assets	29,264	$392.0	5.33%	29,764	$401.2	5.36%	29,664	$424.5	5.69%	(500)	($9.2)	(0.03)%	(400)	($32.5)	(0.36)%
Allowance for loan losses	(618)			(629)			(602)			11			(16)
Other non-interest earning assets	4,171			4,416			4,997			(245)			(826)
Assets from discontinued operations	491			1,473			1,976			(982)			(1,485)
Total average assets	$33,308			$35,024			$36,035			$(1,716)			$(2,727)

Liabilities and Stockholders' Equity:
Interest bearing deposits:
NOW and money market	$4,788	$4.0	0.33%	$4,876	$3.9	0.32%	$4,629	$3.7	0.32%	$(88)	$0.1	0.01%	$159	$0.3	0.01%
Savings	6,788	3.8	0.22	6,740	3.7	0.22	6,663	3.7	0.22	48	0.1	-	125	0.1	-
Time deposits	7,409	17.7	0.95	7,569	18.9	0.99	7,790	21.3	1.08	(160)	(1.2)	(0.04)	(381)	(3.6)	(0.13)
Total interest bearing deposits	18,985	25.5	0.53	19,185	26.5	0.55	19,082	28.7	0.60	(200)	(1.0)	(0.02)	(97)	(3.2)	(0.07)
Borrowings[1]	2,992	21.0	2.80	3,591	27.6	3.06	3,794	41.3	4.35	(599)	(6.6)	(0.26)	(802)	(20.3)	(1.55)
Total interest bearing liabilities	21,977	46.5	0.84	22,776	54.1	0.94	22,876	70.0	1.22	(799)	(7.6)	(0.10)	(899)	(23.5)	(0.38)
Net interest spread			4.49%			4.42%			4.47%			0.07%			0.02%
Non-interest bearing deposits	5,636			5,464			5,468			172			168
Other liabilities	849			860			1,039			(11)			(190)
Liabilities from discontinued operations	486			1,618			2,193			(1,132)			(1,707)
Stockholders' equity	4,360			4,306			4,459			54			(99)
Total average liabilities and stockholders' equity	$33,308			$35,024			$36,035			$(1,716)			$(2,727)

Adjusted net interest income / margin non-taxable equivalent basis		$345.5	4.70%		$347.1	4.64%		$354.5	4.75%		($1.6)	0.06%		($9.0)	(0.05)%
Impact of fees related to repos refinancing		$18.6			$20.7
Net interest income (expense)/margin non-taxable equivalent basis		$326.9	4.45%		$326.4	4.36%		$354.5	4.75%

(1) Borrowing expense for the fourth and third quarters, including the fees related to repos refinancing, was 5.27% and 5.34%, respectively.

Popular, Inc.
Financial Supplement to Fourth Quarter 2014 Earnings Release
Table E - Consolidated Average Balances and Yield / Rate Analysis - YEAR-TO-DATE
(Unaudited)

	Year ended			Year ended
	31-Dec-14			31-Dec-13			Variance
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
($ amounts in millions; yields not on a taxable equivalent basis)	balance	Expense	Rate	balance	Expense	Rate	balance	Expense	Rate
Assets:
Interest earning assets:
Money market, trading and investment securities	$7,530	$154.8	2.06%	$6,941	$166.8	2.40%	$589	($12.0)	(0.34)%
Loans not covered under loss sharing agreements with the FDIC:
Commercial	8,347	404.4	4.85	8,284	399.3	4.82	63	5.1	0.03
Construction	199	13.5	6.78	319	15.1	4.73	(120)	(1.6)	2.05
Mortgage	6,641	340.4	5.12	6,688	343.3	5.13	(47)	(2.9)	(0.01)
Consumer	3,861	386.7	10.01	3,741	379.2	10.13	120	7.5	(0.12)
Lease financing	548	40.1	7.33	540	43.5	8.07	8	(3.4)	(0.74)
Total loans not covered under loss sharing agreements with the FDIC	19,596	1,185.1	6.05	19,572	1,180.4	6.03	24	4.7	0.02
Loans covered under loss sharing agreements with the FDIC	2,771	293.6	10.60	3,228	300.7	9.32	(457)	(7.1)	1.28
Total loans	22,367	1,478.7	6.61	22,800	1,481.1	6.50	(433)	(2.4)	0.11
Total interest earning assets	29,897	$1,633.5	5.46%	29,741	$1,647.9	5.54%	156	($14.4)	(0.08)%
Allowance for loan losses	(623)			(610)			(13)
Other non-interest earning assets	4,466			5,139			(673)
Assets from discontinued operations	1,442			1,997			(555)
Total average assets	$35,182			$36,267			($1,085)

Liabilities and Stockholders' Equity:
Interest bearing deposits:
NOW and money market	$4,824	$15.5	0.32%	$4,658	$15.7	0.34%	$166	($0.2)	(0.02)%
Savings	6,733	14.7	0.22	6,585	15.4	0.23	148	(0.7)	(0.01)
Time deposits	7,556	74.9	0.99	7,957	93.8	1.18	(401)	(18.9)	(0.19)
Total interest bearing deposits	19,113	105.1	0.55	19,200	124.9	0.65	(87)	(19.8)	(0.10)
Borrowings [1]	3,514	130.0	3.70	4,292	178.5	4.16	(778)	(48.5)	(0.46)
Total interest bearing liabilities	22,627	235.1	1.04	23,492	303.4	1.29	(865)	(68.3)	(0.25)
Net interest spread			4.42%			4.25%			0.17%
Non-interest bearing deposits	5,534			5,371			163
Other liabilities	879			1,019			(140)
Liabilities from discontinued operations	1,586			2,209			(623)
Stockholders' equity	4,556			4,176			380
Total average liabilities and stockholders' equity	$35,182			$36,267			($1,085)

Adjusted net interest income / margin non-taxable equivalent basis		$1,398.4	4.67%		$1,344.5	4.52%		$53.9	0.15%
Impact of fees related to repos refinancing		$39.2
Accelerated amortization of TARP discount and related deferred costs		414.1
Net interest income/margin non-taxable equivalent basis		$945.1	3.16%

(1) Borrowing expense including the fees related to repos refinancing and the impact of the accelerated TARP amortization was 16.60%.

Popular, Inc.
Financial Supplement to Fourth Quarter 2014 Earnings Release
Table F - Mortgage Banking Activities and Other Service Fees
(Unaudited)

Mortgage Banking Activities				Variance
	Quarters ended			Q4 2014 vs.	Q4 2014 vs.	Years ended		Variance
(In thousands)	31-Dec-14	30-Sep-14	31-Dec-13	Q3 2014	Q4 2013	31-Dec-14	31-Dec-13	2014 vs. 2013
Mortgage servicing fees, net of fair value adjustments:
Mortgage servicing fees	$9,364	$11,091	$11,366	$(1,727)	$(2,002)	$41,761	$45,465	$(3,704)
Mortgage servicing rights fair value adjustments	(6,259)	(2,588)	(4,541)	(3,671)	(1,718)	(24,683)	(11,403)	(13,280)
Total mortgage servicing fees, net of fair value adjustments	3,105	8,503	6,825	(5,398)	(3,720)	17,078	34,062	(16,984)
Net gain on sale of loans, including valuation on loans held-for-sale	8,382	7,466	9,751	916	(1,369)	31,213	26,719	4,494
Trading account (loss) profit:
Unrealized (losses) gains on outstanding derivative positions	(1)	13	1,011	(14)	(1,012)	(726)	746	(1,472)
Realized (losses) gains on closed derivative positions	(2,739)	(1,580)	(3,200)	(1,159)	461	(16,950)	10,130	(27,080)
Total trading account (loss) profit	(2,740)	(1,567)	(2,189)	(1,173)	(551)	(17,676)	10,876	(28,552)
Total mortgage banking activities	$8,747	$14,402	$14,387	$(5,655)	$(5,640)	$30,615	$71,657	$(41,042)

Other Service Fees				Variance
	Quarters ended			Q4 2014 vs.	Q4 2014 vs.	Years ended		Variance
(In thousands)	31-Dec-14	30-Sep-14	31-Dec-13	Q3 2014	Q4 2013	31-Dec-14	31-Dec-13	2014 vs. 2013
Other service fees:
Debit card fees	$10,929	$10,673	$10,785	$256	$144	$43,146	$41,912	$1,234
Insurance fees	17,711	12,322	16,743	5,389	968	54,158	52,309	1,849
Credit card fees	17,493	17,078	17,174	415	319	67,639	65,727	1,912
Sale and administration of investment products	7,193	6,605	7,331	588	(138)	27,711	35,272	(7,561)
Trust fees	4,469	4,711	4,525	(242)	(56)	18,209	17,285	924
Other fees	3,345	3,450	3,529	(105)	(184)	14,402	16,846	(2,444)
Total other service fees	$61,140	$54,839	$60,087	$6,301	$1,053	$225,265	$229,351	$(4,086)

Popular, Inc.
Financial Supplement to Fourth Quarter 2014 Earnings Release
Table G - Loans and Deposits
(Unaudited)

Loans - Ending Balances
				Variance
(In thousands)	31-Dec-14	30-Sep-14	31-Dec-13	Q4 2014 vs. Q3 2014	Q4 2014 vs. Q4 2013
Loans not covered under FDIC loss sharing agreements:
Commercial	$8,134,267	$8,058,714	$10,037,184	$75,553	$(1,902,917)
Construction	251,820	211,850	206,084	39,970	45,736
Legacy [1]	80,818	91,015	211,135	(10,197)	(130,317)
Lease financing	564,389	550,514	543,761	13,875	20,628
Mortgage	6,502,886	6,555,337	6,681,476	(52,451)	(178,590)
Consumer	3,870,271	3,891,786	3,932,226	(21,515)	(61,955)
Total non-covered loans held-in-portfolio	$19,404,451	$19,359,216	$21,611,866	$45,235	$(2,207,415)
Loans covered under FDIC loss sharing agreements	2,542,662	2,654,263	2,984,427	(111,601)	(441,765)
Total loans held-in-portfolio	$21,947,113	$22,013,479	$24,596,293	$(66,366)	$(2,649,180)
Loans held-for-sale:
Commercial	$309	$33,658	$603	$(33,349)	$(294)
Legacy [1]	319	31,823	-	(31,504)	319
Mortgage	100,166	106,832	109,823	(6,666)	(9,657)
Consumer	5,310	5,695	-	(385)	5,310
Total loans held-for-sale	$106,104	$178,008	$110,426	$(71,904)	$(4,322)
Total loans	$22,053,217	$22,191,487	$24,706,719	$(138,270)	$(2,653,502)

[1] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA segment.
Note: Loans from discontinued operations as of September 30,2014 are presented as part of “Assets from discontinued operations” in the Consolidated Statement of Financial Condition.

Deposits - Ending Balances
				Variance
(In thousands)	31-Dec-14	30-Sep-14	31-Dec-13	Q4 2014 vs. Q3 2014	Q4 2014 vs. Q4 2013
Demand deposits [1]	$6,606,060	$6,326,220	$6,590,963	$279,840	$15,097
Savings, NOW and money market deposits (non-brokered)	10,320,782	10,251,602	11,255,309	69,180	(934,527)
Savings, NOW and money market deposits (brokered)	406,248	386,573	553,521	19,675	(147,273)
Time deposits (non-brokered)	5,960,401	5,636,443	6,478,103	323,958	(517,702)
Time deposits (brokered CDs)	1,514,044	1,865,267	1,833,249	(351,223)	(319,205)
Total deposits	$24,807,535	$24,466,105	$26,711,145	$341,430	$(1,903,610)

[1] Includes interest and non-interest demand bearing deposits.
Note: Deposits from discontinued operations as of September 30, 2014 are presented as part of “Liabilities from discontinued operations” in the Consolidated Statement of Financial Condition.

Popular, Inc.
Financial Supplement to Fourth Quarter 2014 Earnings Release
Table H - Non-Performing Assets
(Unaudited)

							Variance
(Dollars in thousands)	31-Dec-14	As a % of loans HIP by category	30-Sep-14	As a % of loans HIP by category	31-Dec-13	As a % of loans HIP by category	Q4 2014 vs. Q3 2014	Q4 2014 vs. Q4 2013
Non-accrual loans:
Commercial	$259,527	3.2%	$252,331	3.1%	$279,053	2.8%	$7,196	$(19,526)
Construction	13,812	5.5	19,148	9.0	23,771	11.5	(5,336)	(9,959)
Legacy [1]	1,545	1.9	5,648	6.2	15,050	7.1	(4,103)	(13,505)
Lease financing	3,102	0.5	3,168	0.6	3,495	0.6	(66)	(393)
Mortgage	300,466	4.6	295,125	4.5	232,681	3.5	5,341	67,785
Consumer	46,886	1.2	46,525	1.2	43,898	1.1	361	2,988
Total non-performing loans held-in-portfolio, excluding covered loans [2]	625,338	3.2%	621,945	3.2%	597,948	2.8%	3,393	27,390
Non-performing loans held-for-sale [3]	18,899		19,728		1,092		(829)	17,807
Other real estate owned (“OREO”), excluding covered OREO	135,500		135,256		135,501		244	(1)
Total non-performing assets, excluding covered assets	779,737		776,929		734,541		2,808	45,196
Covered loans and OREO	148,099		166,533		197,388		(18,434)	(49,289)
Total non-performing assets	$927,836		$943,462		$931,929		$(15,626)	$(4,093)
Accruing loans past due 90 days or more [4]	$447,990		$426,459		$418,028		$21,531	$29,962
Ratios excluding covered loans:
Non-performing loans held-in-portfolio to loans held-in-portfolio	3.22%		3.21%		2.77%
Allowance for loan losses to loans held-in-portfolio	2.68		2.69		2.49
Allowance for loan losses to non-performing loans, excluding loans held-for-sale	83.11		83.88		90.05
Ratios including covered loans:
Non-performing assets to total assets	2.80%		2.77%		2.61%
Non-performing loans held-in-portfolio to loans held-in-portfolio	2.93		2.89		2.55
Allowance for loan losses to loans held-in-portfolio	2.74		2.78		2.60
Allowance for loan losses to non-performing loans, excluding loans held-for-sale	93.57		95.96		102.11

[1] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA segment.
[2] Total non-performing loans held-in-portfolio, excluding covered loans, excludes $48 thousand in discontinued operations as of September 30, 2014.

[3] Non-performing loans held-for-sale as of December 31, 2014, consisted of $14.0 million in mortgage loans, $309 thousand in commercial loans and $4.5 million in consumer loans (September 30, 2014 - consisted of $14.7 million in mortgage loans, $427 thousand in commercial loans and $4.6 million in consumer loans and $10 thousand in legacy loans; December 31, 2013 - $603 thousand in legacy loans and $489 thousand in mortgage loans).

[4] It is the Corporation’s policy to report delinquent residential mortgage loans insured by FHA or guaranteed by the VA as accruing loans past due 90 days or more as opposed to non-performing since the principal repayment is insured. These balances include $125 million of residential mortgage loans insured by FHA or guaranteed by the VA that are no longer accruing interest as of December 31, 2014 (September 30, 2014 - $125 million; December 31, 2013 - $115 million).

Popular, Inc.
Financial Supplement to Fourth Quarter 2014 Earnings Release
Table I - Activity in Non-Performing Loans
(Unaudited)

Commercial loans held-in-portfolio:
	Quarter ended			Quarter ended
	31-Dec-14			30-Sep-14
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$244,425	$7,906	$252,331	$253,552	$24,581	$278,133
Plus:
New non-performing loans	112,071	1,245	113,316	23,410	4,541	27,951
Less:
Non-performing loans transferred to OREO	(2,072)	-	(2,072)	(2,706)	-	(2,706)
Non-performing loans charged-off	(17,492)	(1,298)	(18,790)	(10,085)	(3,103)	(13,188)
Loans returned to accrual status / loan collections	(79,720)	(2,895)	(82,615)	(19,746)	(2,649)	(22,395)
Loans transferred to held-for-sale	-	(3,025)	(3,025)	-	(22,967)	(22,967)
Non-performing loans transferred from (to) discontinued operations	-	382	382	-	7,503	7,503
Ending balance NPLs	$257,212	$2,315	$259,527	$244,425	$7,906	$252,331

Construction loans held-in-portfolio:
	Quarter ended			Quarter ended
	31-Dec-14			30-Sep-14
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$19,148	$-	$19,148	$21,456	$-	$21,456
Plus:
New non-performing loans	573	-	573	-	-	-
Less:
Non-performing loans charged-off	(244)	-	(244)	(985)	-	(985)
Loans returned to accrual status / loan collections	(5,665)	-	(5,665)	(1,323)	-	(1,323)
Ending balance NPLs	$13,812	$-	$13,812	$19,148	$-	$19,148

Mortgage loans held-in-portfolio:
	Quarter ended			Quarter ended
	31-Dec-14			30-Sep-14
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$283,433	$11,692	$295,125	$262,356	$23,964	$286,320
Plus:
New non-performing loans	88,983	8,159	97,142	95,207	2,802	98,009
Less:
Non-performing loans transferred to OREO	(1,051)	-	(1,051)	(3,062)	(870)	(3,932)
Non-performing loans charged-off	(8,951)	(96)	(9,047)	(11,309)	(395)	(11,704)
Loans returned to accrual status / loan collections	(71,232)	(4,309)	(75,541)	(53,003)	(686)	(53,689)
Loans transferred to held-for-sale	-	(6,162)	(6,162)	-	(13,123)	(13,123)
Reclassification to consumer loans	-	-	-	(6,756)	-	(6,756)
Ending balance NPLs	$291,182	$9,284	$300,466	$283,433	$11,692	$295,125

Legacy loans held-in-portfolio:
	Quarter ended			Quarter ended
	31-Dec-14			30-Sep-14
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$-	$5,648	$5,648	$-	$8,323	$8,323
Plus:
New non-performing loans	-	213	213	-	1,852	1,852
Advances on existing non-performing loans	-	97	97	-	149	149
Less:
Non-performing loans transferred to OREO	-	-	-	-	(189)	(189)
Non-performing loans charged-off	-	(744)	(744)	-	(2,109)	(2,109)
Loans returned to accrual status / loan collections	-	(2,791)	(2,791)	-	(975)	(975)
Loans transferred to held-for-sale	-	(878)	(878)	-	(2,529)	(2,529)
Non-performing loans transferred from (to) discontinued operations	-	-	-	-	1,126	1,126
Ending balance NPLs	$-	$1,545	$1,545	$-	$5,648	$5,648

Total non-performing loans held-in-portfolio (excluding consumer loans):
	Quarter ended			Quarter ended
	31-Dec-14			30-Sep-14
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$547,006	$25,246	$572,252	$537,364	$56,868	$594,232
Plus:
New non-performing loans	201,627	9,617	211,244	118,617	9,195	127,812
Advances on existing non-performing loans	-	97	97	-	149	149
Less:
Non-performing loans transferred to OREO	(3,123)	-	(3,123)	(5,768)	(1,059)	(6,827)
Non-performing loans charged-off	(26,687)	(2,138)	(28,825)	(22,379)	(5,607)	(27,986)
Loans returned to accrual status / loan collections	(156,617)	(9,995)	(166,612)	(74,072)	(4,310)	(78,382)
Loans transferred to held-for-sale	-	(10,065)	(10,065)	-	(38,619)	(38,619)
Non-performing loans transferred from (to) discontinued operations	-	382	382	-	8,629	8,629
Reclassification to consumer loans	-	-	-	(6,756)	-	(6,756)
Ending balance NPLs	$562,206	$13,144	$575,350	$547,006	$25,246	$572,252

Popular, Inc.
Financial Supplement to Fourth Quarter 2014 Earnings Release
Table J - Allowance for Credit Losses, Net Charge-offs and Related Ratios
(Unaudited)

	Quarter ended			Quarter ended			Quarter ended
	31-Dec-14			30-Sep-14			31-Dec-13
(Dollars in thousands)	Non-covered loans	Covered loans	Total	Non-covered loans	Covered loans	Total	Non-covered loans	Covered loans	Total
Balance at beginning of period	$521,687	$89,688	$611,375	$526,246	$98,665	$624,911	$526,100	$116,828	$642,928
Provision for loan losses - Continuing operations	51,637	(3,646)	47,991	68,166	12,463	80,629	49,927	8,907	58,834
Provision for loan losses - Discontinued operations	-	-	-	-	-	-	(2,198)	-	(2,198)
	573,324	86,042	659,366	594,412	111,128	705,540	573,829	125,735	699,564
Net loans charged-off (recovered):
BPPR
Commercial	13,890	3,230	17,120	1,011	16,590	17,601	15,177	13,433	28,610
Construction	(279)	(1,172)	(1,451)	(1,237)	4,066	2,829	(1,796)	6,067	4,271
Lease financing	751	(6)	745	1,410	(1)	1,409	838	-	838
Mortgage	12,228	2,725	14,953	13,330	1,809	15,139	6,981	4,729	11,710
Consumer	25,933	(808)	25,125	24,168	(1,024)	23,144	14,056	(586)	13,470
Total BPPR	52,523	3,969	56,492	38,682	21,440	60,122	35,256	23,643	58,899

BPNA
Commercial	(900)	-	(900)	(893)	-	(893)	1,089	-	1,089
Construction	(2)	-	(2)	(59)	-	(59)	-	-	-
Legacy [1]	(3,877)	-	(3,877)	221	-	221	(5,817)	-	(5,817)
Mortgage	(93)	-	(93)	26	-	26	660	-	660
Consumer	2,536	-	2,536	2,492	-	2,492	3,465	-	3,465
Discontinued operations	-	-	-	-	-	-	713	-	713
Total BPNA	(2,336)	-	(2,336)	1,787	-	1,787	110	-	110
Total loans charged-off (recovered) - Popular, Inc.	50,187	3,969	54,156	40,469	21,440	61,909	35,366	23,643	59,009
Net write-downs [3]	(3,418)	-	(3,418)	(32,256)	-	(32,256)	-	-	-
Net write-downs related to loans transferred to discontinued operations	-	-	-	-	-	-	-	-	-
Balance at end of period	$519,719	$82,073	$601,792	$521,687	$89,688	$611,375	$538,463	$102,092	$640,555

POPULAR, INC.
Annualized net charge-offs to average loans held-in-portfolio	1.04%		0.99%	0.83%		1.12%	0.66%		0.97%
Provision for loan losses to net charge-offs [2]	0.99x		0.85x	1.39x		1.11x	1.35x		0.96x

BPPR
Annualized net charge-offs to average loans held-in-portfolio	1.33%		1.22%	0.98%		1.30%	0.90%		1.26%
Provision for loan losses to net charge-offs [2]	0.99x		0.86x	1.60x		1.24x	1.78x		1.22x

BPNA
Annualized net charge-offs (recoveries) to average loans held-in-portfolio			(0.27)%			0.19%			0.01%
Provision for loan losses to net charge-offs			N.M.			N.M.			(135.72)x

[1] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA segment.
[2] Excluding provision for loan losses and net write-down related to loans sold or reclassified to held-for-sale during the quarter ended December 31, 2014 and September 30, 2014.
[3] Net write-downs for the quarters ended December 31, 2014 and September 30, 2014 are related to loans sold or reclassified to held-for-sale.
N.M. - Not meaningful.

	Year ended			Year ended
(Dollars in thousands)	31-Dec-14			31-Dec-13
	Non-covered loans	Covered loans	Total	Non-covered loans	Covered loans	Total
Balance at beginning of period	$538,463	$102,092	$640,555	$621,701	$108,906	$730,607
Provision for loan losses - Continuing operations	223,999	46,135	270,134	536,710	69,396	606,106
Provision for loan losses - Discontinued operations	(6,764)	-	(6,764)	(3,543)	-	(3,543)
	755,698	148,227	903,925	1,154,868	178,302	1,333,170
Net loans charged-off (recovered):
BPPR
Commercial	39,382	32,906	72,288	85,601	27,607	113,208
Construction	(3,509)	27,686	24,177	(8,642)	34,108	25,466
Lease financing	3,961	(7)	3,954	3,506	-	3,506
Mortgage	44,000	8,442	52,442	47,736	10,614	58,350
Consumer	96,655	(2,873)	93,782	75,560	3,881	79,441
Total BPPR	180,489	66,154	246,643	203,761	76,210	279,971

BPNA
Commercial	1,105	-	1,105	9,184	-	9,184
Construction	(237)	-	(237)	-	-	-
Legacy [1]	(9,070)	-	(9,070)	(3,897)	-	(3,897)
Mortgage	1,196	-	1,196	7,803	-	7,803
Consumer	12,165	-	12,165	18,004	-	18,004
Discontinued operations	(5,545)	-	(5,545)	18,905	-	18,905
Total BPNA	(386)	-	(386)	49,999	-	49,999
Total loans charged-off (recovered) - Popular, Inc.	180,103	66,154	246,257	253,760	76,210	329,970
Net write-downs [3]	(35,674)	-	(35,674)	(362,645)	-	(362,645)
Net write-downs related to loans transferred to discontinued operations	(20,202)	-	(20,202)	-	-	-
Balance at end of period	$519,719	$82,073	$601,792	$538,463	$102,092	$640,555

POPULAR, INC.
Annualized net charge-offs to average loans held-in-portfolio	0.92%		1.10%	1.19%		1.34%
Provision for loan losses to net charge-offs [2]	1.17x		1.04x	0.85x		0.86x

BPPR
Annualized net charge-offs to average loans held-in-portfolio	1.14%		1.33%	1.30%		1.49%
Provision for loan losses to net charge-offs [2]	1.38x		1.20x	1.13x		1.07x

BPNA
Annualized net charge-offs to average loans held-in-portfolio			(0.01)%			0.87%
Provision (reversal) for loan losses to net charge-offs			102.57x			(0.29)x

[1] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA segment.
[2] Excluding provision for loan losses and net write-down related to loans sold or reclassified to held-for-sale during the quarter ended December 31, 2014 and December 31, 2013.
[3] Net write-downs for the year ended December 31, 2014 and 2013 are related to loans sold or reclassified to held-for-sale.

Popular, Inc.
Financial Supplement to Fourth Quarter 2014 Earnings Release
Table K - Allowance for Loan Losses - Breakdown of General and Specific Reserves - CONSOLIDATED
(Unaudited)

31-Dec-14
(Dollars in thousands)		Commercial	Construction	Legacy [3]	Mortgage	Lease financing	Consumer	Total [2]
Specific ALLL		$64,736	$363	$-	$46,111	$770	$28,161	$140,141
Impaired loans	[1]	$357,161	$13,268	$-	$435,824	$3,023	$117,732	$927,008
Specific ALLL to impaired loans	[1]	18.13%	2.74%	-%	10.58%	25.47%	23.92%	15.12%
General ALLL		$146,501	$6,307	$2,944	$77,211	$6,361	$140,254	$379,578
Loans held-in-portfolio, excluding impaired loans	[1]	$7,777,106	$238,552	$80,818	$6,067,062	$561,366	$3,752,539	$18,477,443
General ALLL to loans held-in-portfolio, excluding impaired loans	[1]	1.88%	2.64%	3.64%	1.27%	1.13%	3.74%	2.05%
Total ALLL		$211,237	$6,670	$2,944	$123,322	$7,131	$168,415	$519,719
Total non-covered loans held-in-portfolio	[1]	$8,134,267	$251,820	$80,818	$6,502,886	$564,389	$3,870,271	$19,404,451
ALLL to loans held-in-portfolio	[1]	2.60%	2.65%	3.64%	1.90%	1.26%	4.35%	2.68%

[1] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction.
[2] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction. As of December 31, 2014 the general allowance on the covered loans amounted to $82.1 million, while the specific reserve amounted to $5 thousand.
[3] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA reportable segment.

30-Sep-14
(Dollars in thousands)		Commercial	Construction	Legacy [3]	Mortgage	Lease financing	Consumer	Total [2]
Specific ALLL		$64,750	$133	$-	$38,207	$698	$28,166	$131,954
Impaired loans	[1]	$373,501	$18,894	$2,311	$431,720	$2,709	$116,830	$945,965
Specific ALLL to impaired loans	[1]	17.34%	0.70%	-%	8.85%	25.77%	24.11%	13.95%
General ALLL		$151,681	$6,375	$4,001	$83,314	$6,673	$137,689	$389,733
Loans held-in-portfolio, excluding impaired loans	[1]	$7,685,213	$192,956	$88,704	$6,123,617	$547,805	$3,774,956	$18,413,251
General ALLL to loans held-in-portfolio, excluding impaired loans	[1]	1.97%	3.30%	4.51%	1.36%	1.22%	3.65%	2.12%
Total ALLL		$216,431	$6,508	$4,001	$121,521	$7,371	$165,855	$521,687
Total non-covered loans held-in-portfolio	[1]	$8,058,714	$211,850	$91,015	$6,555,337	$550,514	$3,891,786	$19,359,216
ALLL to loans held-in-portfolio	[1]	2.69%	3.07%	4.40%	1.85%	1.34%	4.26%	2.69%

[1] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction.
[2] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction. As of September 30, 2014 the general allowance on the covered loans amounted to $89.7 million, while the specific reserve amounted to $4 thousand.
[3] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA reportable segment.

Variance
(Dollars in thousands)	Commercial	Construction	Legacy	Mortgage	Lease financing	Consumer	Total
Specific ALLL	$(14)	$230	$-	$7,904	$72	$(5)	$8,187
Impaired loans	$(16,340)	$(5,626)	$(2,311)	$4,104	$314	$902	$(18,957)
General ALLL	$(5,180)	$(68)	$(1,057)	$(6,103)	$(312)	$2,565	$(10,155)
Loans held-in-portfolio, excluding impaired loans	$91,893	$45,596	$(7,886)	$(56,555)	$13,561	$(22,417)	$64,192
Total ALLL	$(5,194)	$162	$(1,057)	$1,801	$(240)	$2,560	$(1,968)
Total non-covered loans held-in-portfolio	$75,553	$39,970	$(10,197)	$(52,451)	$13,875	$(21,515)	$45,235

Popular, Inc.
Financial Supplement to Fourth Quarter 2014 Earnings Release
Table L - Allowance for Loan Losses - Breakdown of General and Specific Reserves - PUERTO RICO OPERATIONS
(Unaudited)

31-Dec-14
Puerto Rico
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL non-covered loans	$64,736	$363	$45,838	$770	$27,796	$139,503
General ALLL non-covered loans	136,853	5,120	75,022	6,361	126,276	349,632
ALLL - non-covered loans	201,589	5,483	120,860	7,131	154,072	489,135
Specific ALLL covered loans	5	-	-	-	-	5
General ALLL covered loans	30,866	7,202	40,948	-	3,052	82,068
ALLL - covered loans	30,871	7,202	40,948	-	3,052	82,073
Total ALLL	$232,460	$12,685	$161,808	$7,131	$157,124	$571,208
Loans held-in-portfolio:
Impaired non-covered loans	$356,911	$13,268	$431,569	$3,023	$115,759	$920,530
Non-covered loans held-in-portfolio, excluding impaired loans	6,017,892	146,116	5,018,932	561,366	3,273,278	15,017,584
Non-covered loans held-in-portfolio	6,374,803	159,384	5,450,501	564,389	3,389,037	15,938,114
Impaired covered loans	4,487	2,419	-	-	-	6,906
Covered loans held-in-portfolio, excluding impaired loans	1,610,294	67,917	822,986	-	34,559	2,535,756
Covered loans held-in-portfolio	1,614,781	70,336	822,986	-	34,559	2,542,662
Total loans held-in-portfolio	$7,989,584	$229,720	$6,273,487	$564,389	$3,423,596	$18,480,776

30-Sep-14
Puerto Rico
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL non-covered loans	$64,750	$133	$37,491	$698	$27,723	$130,795
General ALLL non-covered loans	140,906	5,534	81,728	6,673	123,816	358,657
ALLL - non-covered loans	205,656	5,667	119,219	7,371	151,539	489,452
Specific ALLL covered loans	4	-	-	-	-	4
General ALLL covered loans	36,411	7,193	42,524	-	3,556	89,684
ALLL - covered loans	36,415	7,193	42,524	-	3,556	89,688
Total ALLL	$242,071	$12,860	$161,743	$7,371	$155,095	$579,140
Loans held-in-portfolio:
Impaired non-covered loans	$373,049	$18,894	$424,336	$2,709	$114,850	$933,838
Non-covered loans held-in-portfolio, excluding impaired loans	5,896,673	129,889	5,028,786	547,805	3,286,492	14,889,645
Non-covered loans held-in-portfolio	6,269,722	148,783	5,453,122	550,514	3,401,342	15,823,483
Impaired covered loans	2,765	2,419	-	-	-	5,184
Covered loans held-in-portfolio, excluding impaired loans	1,693,886	72,049	846,472	-	36,672	2,649,079
Covered loans held-in-portfolio	1,696,651	74,468	846,472	-	36,672	2,654,263
Total loans held-in-portfolio	$7,966,373	$223,251	$6,299,594	$550,514	$3,438,014	$18,477,746

Variance
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL non-covered loans	$(14)	$230	$8,347	$72	$73	$8,708
General ALLL non-covered loans	(4,053)	(414)	(6,706)	(312)	2,460	(9,025)
ALLL - non-covered loans	(4,067)	(184)	1,641	(240)	2,533	(317)
Specific ALLL covered loans	1	-	-	-	-	1
General ALLL covered loans	(5,545)	9	(1,576)	-	(504)	(7,616)
ALLL - covered loans	(5,544)	9	(1,576)	-	(504)	(7,615)
Total ALLL	$(9,611)	$(175)	$65	$(240)	$2,029	$(7,932)
Loans held-in-portfolio:
Impaired non-covered loans	$(16,138)	$(5,626)	$7,233	$314	$909	$(13,308)
Non-covered loans held-in-portfolio, excluding impaired loans	121,219	16,227	(9,854)	13,561	(13,214)	127,939
Non-covered loans held-in-portfolio	105,081	10,601	(2,621)	13,875	(12,305)	114,631
Impaired covered loans	1,722	-	-	-	-	1,722
Covered loans held-in-portfolio, excluding impaired loans	(83,592)	(4,132)	(23,486)	-	(2,113)	(113,323)
Covered loans held-in-portfolio	(81,870)	(4,132)	(23,486)	-	(2,113)	(111,601)
Total loans held-in-portfolio	$23,211	$6,469	$(26,107)	$13,875	$(14,418)	$3,030

Popular, Inc.
Financial Supplement to Fourth Quarter 2014 Earnings Release
Table M - Allowance for Loan Losses - Breakdown of General and Specific Reserves - U.S. MAINLAND OPERATIONS
(Unaudited)

31-Dec-14
U.S. Mainland
(In thousands)	Commercial	Construction	Legacy	Mortgage	Consumer	Total
Allowance for credit losses:
Specific ALLL	$-	$-	$-	$273	$365	$638
General ALLL	9,648	1,187	2,944	2,189	13,978	29,946
Total ALLL	$9,648	$1,187	$2,944	$2,462	$14,343	$30,584
Loans held-in-portfolio:
Impaired loans	$250	$-	$-	$4,255	$1,973	$6,478
Loans held-in-portfolio, excluding impaired loans	1,759,214	92,436	80,818	1,048,130	479,261	3,459,859
Total loans held-in-portfolio	$1,759,464	$92,436	$80,818	$1,052,385	$481,234	$3,466,337

30-Sep-14
U.S. Mainland
(In thousands)	Commercial	Construction	Legacy	Mortgage	Consumer	Total
Allowance for credit losses:
Specific ALLL	$-	$-	$-	$716	$443	$1,159
General ALLL	10,775	841	4,001	1,586	13,873	31,076
Total ALLL	$10,775	$841	$4,001	$2,302	$14,316	$32,235
Loans held-in-portfolio:
Impaired loans	$452	$-	$2,311	$7,384	$1,980	$12,127
Loans held-in-portfolio, excluding impaired loans	1,788,540	63,067	88,704	1,094,831	488,464	3,523,606
Total loans held-in-portfolio	$1,788,992	$63,067	$91,015	$1,102,215	$490,444	$3,535,733

Variance
(In thousands)	Commercial	Construction	Legacy	Mortgage	Consumer	Total
Allowance for credit losses:
Specific ALLL	$-	$-	$-	$(443)	$(78)	$(521)
General ALLL	(1,127)	346	(1,057)	603	105	(1,130)
Total ALLL	$(1,127)	$346	$(1,057)	$160	$27	$(1,651)
Loans held-in-portfolio:
Impaired loans	$(202)	$-	$(2,311)	$(3,129)	$(7)	$(5,649)
Loans held-in-portfolio, excluding impaired loans	(29,326)	29,369	(7,886)	(46,701)	(9,203)	(63,747)
Total loans held-in-portfolio	$(29,528)	$29,369	$(10,197)	$(49,830)	$(9,210)	$(69,396)

Popular, Inc.
Financial Supplement to Fourth Quarter 2014 Earnings Release
Table N - Reconciliation to GAAP Financial Measures
(Unaudited)

(In thousands, except share or per share information)	31-Dec-14	30-Sep-14	31-Dec-13
Total stockholders’ equity	$4,271,390	$4,298,392	$4,626,150
Less: Preferred stock	(50,160)	(50,160)	(50,160)
Less: Goodwill	(465,676)	(461,246)	(647,757)
Less: Other intangibles	(37,595)	(37,777)	(45,132)
Total tangible common equity	$3,717,959	$3,749,209	$3,883,101
Total assets	$33,094,172	$34,099,095	$35,749,333
Less: Goodwill	(465,676)	(461,246)	(647,757)
Less: Other intangibles	(37,595)	(37,777)	(45,132)
Total tangible assets	$32,590,901	$33,600,072	$35,056,444
Tangible common equity to tangible assets	11.41%	11.16%	11.08%
Common shares outstanding at end of period	103,476,847	103,448,206	103,397,699
Tangible book value per common share	$35.93	$36.24	$37.56

(In thousands)	31-Dec-14	30-Sep-14	31-Dec-13
Common stockholders’ equity	$4,221,230	$4,248,232	$4,575,990
Less: Unrealized losses (gains) on available-for-sale securities, net of tax[1]	(8,465)	16,787	48,344
Less: Disallowed deferred tax assets[2]	(589,518)	(618,141)	(626,570)
Less: Disallowed goodwill and other intangible assets, net of deferred tax liability	(447,770)	(444,759)	(643,185)
Less: Aggregate adjusted carrying value of all non-financial equity investments	(1,299)	(1,462)	(1,442)
Add: Adjustment of pension and postretirement benefit plans and unrealized gains (losses) on cash flow hedges, net of tax[3]	205,505	102,279	104,302
Total Tier 1 common equity	$3,379,683	$3,302,936	$3,457,439
Tier 1 common equity to risk-weighted assets	15.92%	14.74%	14.83%

[1] In accordance with regulatory risk-based capital guidelines, Tier 1 capital excludes net unrealized gains (losses) on available-for-sale debt securities and net unrealized gains on available-for-sale equity securities with readily determinable fair values. In arriving at Tier 1 capital, institutions are required to deduct net unrealized losses on available-for-sale equity securities with readily determinable fair values, net of tax.
[2] Approximately $162 million of the Corporation’s $810 million of net deferred tax assets included as “Other assets” in the consolidated statement of financial condition at December 31, 2014 (September 30, 2014 - $147 million and $758 million, respectively; December 31, 2013 - $167 million and $762 million, respectively), were included without limitation in regulatory capital pursuant to the risk-based capital guidelines, while approximately $590 million of such assets at December 31, 2014 (September 30, 2014 - $618 million; December 31, 2013 - $627 million) exceeded the limitation imposed by these guidelines and, as “disallowed deferred tax assets”, were deducted in arriving at Tier 1 capital. The remaining $58 million of the Corporation’s other net deferred tax assets at December 31, 2014 (September 30, 2014 - $(7) million; December 31, 2013 - $(32) million) represented primarily the following items: (a) the deferred tax effects of unrealized gains and losses on available-for-sale debt securities, which are permitted to be excluded prior to deriving the amount of net deferred tax assets subject to limitation under the guidelines; (b) the deferred tax asset corresponding to the pension liability adjustment recorded as part of accumulated other comprehensive income; and (c) the deferred tax liabilities associated with goodwill and other intangibles.
[3] The Federal Reserve Bank has granted interim capital relief for the impact of pension liability adjustment.

Popular, Inc.
Financial Supplement to Fourth Quarter 2014 Earnings Release
Table O - Financial Information - Westernbank Covered Loans
(Unaudited)

Revenues
	Quarters ended
(In thousands)	31-Dec-14	30-Sep-14	Variance
Interest income on covered loans	$61,285	$68,251	$(6,966)
FDIC loss share expense:
Amortization of indemnification asset	(28,948)	(42,524)	13,576
Reversal of accelerated amortization in prior periods	-	15,046	(15,046)
80% mirror accounting on credit impairment losses [1]	(3,287)	9,863	(13,150)
80% mirror accounting on reimbursable expenses	18,742	15,545	3,197
80% mirror accounting on recoveries on covered assets, including rental income on OREOs, subject to reimbursement to the FDIC	(2,542)	(2,633)	91
Change in true-up payment obligation	(2,831)	1,078	(3,909)
Other	173	(1,239)	1,412
Total FDIC loss share expense	(18,693)	(4,864)	(13,829)
Total revenues	42,592	63,387	(20,795)
Provision for loan losses	(3,646)	12,463	(16,109)
Total revenues less provision for loan losses	$46,238	$50,924	$(4,686)

[1]Reductions in expected cash flows for ASC 310-30 loans, which may impact the provision for loan losses, may consider reductions in both principal and interest cash flow expectations. The amount covered under the FDIC loss sharing agreements for interest not collected from borrowers is limited under the agreements (approximately 90 days); accordingly, these amounts are not subject fully to the 80% mirror accounting.

Non-personnel operating expenses
	Quarters ended
(In thousands)	31-Dec-14	30-Sep-14	Variance
Professional fees	$7,167	$5,164	$2,003
OREO expenses	13,116	11,661	1,455
Other operating expenses	2,668	3,160	(492)
Total operating expenses	$22,951	$19,985	$2,966
Expense reimbursements from the FDIC may be recorded with a time lag, since these are claimed upon the event of loss or charge-off of the loans which may occur in a subsequent period.

Quarterly average assets
	Quarters ended
(In millions)	31-Dec-14	30-Sep-14	Variance
Covered loans	$2,615	$2,727	$(112)
FDIC loss share asset	616	687	(71)

Activity in the carrying amount and accretable yield of covered loans accounted for under ASC 310-30

	Quarters ended
	31-Dec-14		30-Sep-14
(In thousands)	Accretable yield	Carrying amount of loans	Accretable yield	Carrying amount of loans
Beginning balance	$1,312,521	$2,528,433	$1,280,758	$2,610,664
Accretion	(59,474)	59,474	(66,017)	66,017
Changes in expected cash flows	18,290	-	97,780	-
Collections / charge-offs	-	(143,735)	-	(148,248)
Ending balance	1,271,337	2,444,172	1,312,521	2,528,433
Allowance for loan losses - ASC 310-30 covered loans	-	(78,846)	-	(85,640)
Ending balance, net of allowance for loan losses	$1,271,337	$2,365,326	$1,312,521	$2,442,793

Activity in the carrying amount of the FDIC indemnity asset

		Quarters ended
(In thousands)		31-Dec-14		30-Sep-14
Balance at beginning of period		$681,106		$751,553
Amortization		(28,948)		(42,524)
Reversal of accelerated amortization in prior periods		-		15,046
Credit impairment losses to be covered under loss sharing agreements		(3,287)		9,863
Reimbursable expenses to be covered under loss sharing agreements		18,742		15,545
Payments from FDIC under loss sharing agreements		(83,434)		(73,106)
Recoveries on covered assets, including rental income on OREOs, subject to reimbursement to the FDIC		7,527		4,729
Balance at end of period		591,706		681,106
Balance due to the FDIC for recoveries on covered assets		(49,252)		(44,775)
Net balance of indemnity asset and amounts due from the FDIC		$542,454		$636,331

Activity in the remaining FDIC loss share asset amortization

		Quarters ended
(In thousands)		31-Dec-14		30-Sep-14
Balance at beginning of period		$66,562		$105,939
Amortization		(28,948)		(42,524)
Impact of lower projected losses		15,481		3,147
Balance at end of period		$53,095		$66,562

POPULAR, INC.
Financial Supplement to Fourth Quarter 2014 Earnings Release
Table P - Financial Information from Discontinued Operations
(Unaudited)

Assets and Liabilities from Discontinued Operations

(In thousands)			31-Dec-14	30-Sep-14	Variance

Cash			$-	$9,500	$(9,500)
Loans held-for-sale			-	1,099,673	(1,099,673)
Premises and equipment, net			-	8,596	(8,596)
Other assets			-	11,284	(11,284)
Total assets			$-	$1,129,053	$(1,129,053)

Deposits			$-	$1,089,046	$(1,089,046)
Other liabilities			5,064	17,716	(12,652)
Total liabilities			$5,064	$1,106,762	$(1,101,698)
Net (liabilities) assets			$(5,064)	$22,291	$(27,355)

Components of Net Income (Loss) from Discontinued Operations

	Quarters ended			Years ended
(In thousands)	31-Dec-14	30-Sep-14	31-Dec-13	31-Dec-14	31-Dec-13

Net interest income	$4,441	$16,022	$21,834	$61,352	$88,006
Provision (reversal) for loan losses	-	-	(2,198)	(6,764)	(3,543)
Net gain on sale of regions	8,054	25,775	-	33,829	-
Other non-interest income	1,335	6,567	5,914	27,823	19,556
Total non-interest income	9,389	32,342	5,914	61,652	19,556
Operating expenses:
Personnel costs	3,765	11,941	7,955	36,675	33,170
Net occupancy expenses	(2,785)	(1,305)	3,325	3,086	12,680
Professional fees	2,030	4,916	2,642	15,642	11,153
Goodwill impairment charge	-	-	-	186,511	-
Other operating expenses	1,734	3,054	4,171	10,834	13,593
Total operating expenses	4,744	18,606	18,093	252,748	70,596
Net income (loss) from discontinued operations	$9,086	$29,758	$11,853	$(122,980)	$40,509

POPULAR, INC.
Financial Supplement to Fourth Quarter 2014 Earnings Release
Table Q - Restructuring Charges
(Unaudited)

Restructuring Charges
	Quarters ended
(In thousands)	31-Dec-14	30-Sep-14	Variance

Personnel costs	$7,692	$6,194	$1,498
Net occupancy expenses	3,482	152	3,330
Equipment expenses	126	141	(15)
Professional fees	1,254	1,431	(177)
Communications	128	14	114
Other operating expenses	1,179	358	821
Total restructuring costs	$13,861	$8,290	$5,571

Popular, Inc.
Financial Supplement to Fourth Quarter 2014 Earnings Release
Table R - Adjusted Consolidated Statement of Operations for the Year Ended December 31, 2014 (Non-GAAP)
(Unaudited)

	Year ended
	31-Dec-14
		2nd QTR		3rd QTR			4th QTR
(In thousands)	Actual Results (US GAAP)	TARP repayment discount amortization and Income Tax adjustments [2]	BPNA Reorganization [3]	BPNA Reorganization [3]	Income Tax Adjustments [4]	Indemnification Assets Adjustment [5]	BPNA Reorganization [3]	Other Adjustments		Adjusted Results (Non-GAAP)
Net interest income	$945,072	$(414,068)	$-	$(20,663)	$-	$-	$(18,591)		$-	$1,398,394
Provision for loan losses – non-covered loans	223,999	-	-	11,950	-	-	878		-	211,171
Provision for loan losses – covered loans [1]	46,135	-	-	-	-	-	-		-	46,135
Net interest income after provision for loan losses	674,938	(414,068)	-	(32,613)	-	-	(19,469)		-	1,141,088
Service charges on deposit accounts and other service fees	383,902	-	-	-	-	-	-		-	383,902
Mortgage banking activities	30,615	-	-	-	-	-	-		-	30,615
Net loss and valuation adjustments on investments securities	(870)	-	-	-	-	-	-		-	(870)
Trading account profit	4,358	-	-	-	-	-	-		-	4,358
Net gain (loss) on sale of loans, including valuation adjustments on loans held-for-sale	40,591	-	-	-	-	-	1,684		-	38,907
Adjustments (expense) to indemnity reserves on loans sold	(34,098)	-	-	-	-	-	-		-	(34,098)
FDIC loss share expense	(103,024)	-	-	-	-	12,492	-		-	(115,516)
Other non-interest income	71,572	-	-	-	-	-	-		-	71,572
Total non-interest income	393,046	-	-	-	-	12,492	1,684		-	378,870
Personnel costs	418,679	-	-	-	-	-	-	2,974[6]		415,705
Net occupancy expenses	86,707	-	-	-	-	-	-	1,895[7]		84,812
Other taxes	56,918	-	-	-	-	-	-		-	56,918
Loss on early extinguishment of debt	532	-	-	-	-	-	532		-	-
Professional fees	282,055	-	-	-	-	-	-		-	282,055
OREO expense	49,611	-	-	-	-	-	-		-	49,611
Restructuring costs	26,725	-	4,574	8,290	-	-	13,861		-	-
Other operating expenses	272,457	-	-	-	-	-	-		-	272,457
Total operating expenses	1,193,684	-	4,574	8,290	-	-	14,393		4,869	1,161,558
(Loss) income from continuing operations before income tax	(125,700)	(414,068)	(4,574)	(40,903)	-	12,492	(32,178)		(4,869)	358,400
Income tax expense (benefit)	60,802	(15,393)	-	-	20,048	2,498	-		-	53,649
(Loss) income from continuing operations	$(186,502)	$(398,675)	$(4,574)	$(40,903)	$(20,048)	$9,994	$(32,178)		$(4,869)	$304,751

[1] Covered loans represent loans acquired in the Westernbank FDIC-assisted transaction that are covered under FDIC loss sharing agreements.
[2] Income tax adjustments include a benefit of approximately $23.4 million related to a Closing Agreement with the PR Department of Treasury, completed during the second quarter of 2014 and the negative impact of the deferred tax asset valuation allowance of approximately $8.0 million recorded at the Holding Company, due to the difference in the tax treatment of the interest expense related to the TARP funds and the newly issued $450 million senior notes.

[3] Includes the aggregated impact of $39.8 million refinancing fees of structured repos, net loss of $11.1 million in bulk loan sales and $26.7 million in restructuring incurred in connection with the reorganization of PCB.

[4] On July 1, 2014, the Government of Puerto Rico approved an amendment to the Internal Revenue Code, which, among things, changed the income tax rate for capital gains from 15% to 20%. As a result, the Corporation recognized an income tax expense of $20.0 million, mainly related to the deferred tax liability associated with the portfolio acquired from Westernbank.
[5] The FDIC indemnity assets amortization included a positive adjustment of $12.5 million to reverse the impact of accelerated amortization expense recorded in prior periods.
[6] Represents the impact of the compensation package granted upon separation of an officer of the Corporation equal to approximately $3.0 million.
[7] Represents the net loss on the early cancellation of a lease at BPNA of $1.9 million.

CONTACT:
Popular, Inc.
Investor Relations:
Brett Scheiner, 212-417-6721
Investor Relations Officer
or
Media Relations:
Teruca Rullán, 787-281-5170
Mobile: 917-679-3596
Senior Vice President, Corporate Communications